Exhibit 8.1

A.	Fully Consolidated

		Ownership Interest in %
		2012	2011	2010
Alfa Beta Vassilopoulos S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Alliance Wholesale Solutions, LLC(1)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A	100.0	—	—
Anadrasis S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	—
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
ATTM Consulting and Commercial, Ltd.(2)	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	100.0
Boney Wilson & Sons, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Holding, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Northeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Southeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Centar za obuchenie i prekvalifikacija EOOD	Bitolya 1A str, Varna, Bulgaria	100.0	100.0	—
C Market a.d. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	75.4	75.4	—
Delhaize Albania SHPK(3)	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	100.0	—
Delhaize America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Shared Services Group, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize BH d.o.o. Banja Luka	Branka Popovića 115, 78000 Banja Luka, Bosnia and Herzegovina	100.0	100.0	—
Delhaize Distribution Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Griffin SA	Square Marie Curie 40, 1070 Brussels, Belgium	100.0	100.0	100.0
Delhaize Insurance Company, Inc	76 St. Paul Street, Suite 500, Burlington, VT 05401, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Montenegro d.o.o. Podgorica	Josipa Broza Tita 23a, 81 000 Podgorica, Montenegro	100.0	100.0	—
Delhaize Serbia d.o.o. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	100.0	100.0	—
Delhaize The Lion America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize US Holding, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Ela d.o.o. Kotor	Trg od oruzja bb, Kotor, Montenegro	100.0	51.0	—
ENA SA.(4)	81, Spaton Avenue, Gerakas, Athens, Greece	—	100.0	100.0
FL Food Lion, Inc.	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A	100.0	100.0	100.0
Guiding Stars Licensing Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Energy, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Trucking Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0

Hannbro Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Harveys Stamping Company, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Holding and Food Trading Company Single Partner LLC	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Holding and Food Trading Company Single Partner LLC & Co Ltd Partnership	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Huro NV(4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	100.0
I-Del Retail Holdings, Ltd.	70 Sir John Rogerson’s Quay, Dublin 2, Ireland	100.0	100.0	—
J.H. Harvey Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A	100.0	100.0	100.0
Kash n’ Karry Food Stores, Inc.	3801 Sugar Palm Drive, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Kingo C.V.A.(1)	Melchelseweg 50, 1880 Kappelle-op-den-Bos, Belgium	100.0	—	—
Knauf Center Pommerlach S.A.(4)	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	—	—	100.0
Knauf Center Schmëtt S.A.(4)	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	—	—	100.0
Leoburg NV	Lommelsesteenweg 8, 3970 Leopoldsburg, Belgium	100.0	100.0	100.0
Liberval SA(1)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	—	—
Lion Lux Finance S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	—
Lion Real Estate Albania SHPK(1)	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	—	—
Lion Retail Holding S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	—
Lithia Springs, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	60.0	60.0	60.0
Marietta Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Martin’s Food of South Burlington, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
MC Portland, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L.(2)	39-49 Nicolae Titulescu Avenue, 1st district, Bucharest, Romania	99.2	99.2	99.2
Mega Image S.R.L.	95 Siret Street, 1st district, Bucharest, Romania	100.0	100.0	100.0
Molmart NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Morrills Corner, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Oxon Run Inc.	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	75.0	75.0	75.0
Pekabeta a.d. Beograd(4)	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	—	95.6	—
Piccadilly AD	Istoria Slavianabulgarska 21, 1220 Sofia, Bulgaria	100.0	100.0	—
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Risk Management Services, Inc.	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Rousseau NV(4)	Kouter 158, 9000 Gent, Belgium	—	100.0	—
Serdelco S.A.S.	Parc des Moulins, Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
Sinking Spring Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Smart Food Shopping SA	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0
SS Morrills, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Summit Commons Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Superb Beverage Inc.	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	0.0	0.0	0.0

The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
TP Srbija a.d. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	100.0	95.4	—
TP Stadel d.o.o. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	100.0	95.4	—

Victory Distributors, Inc.	P.O. Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Wambacq & Peeters NV(5)	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	—	85.0	85.0
Wintrucks NV(6)	Rue Osseghem 53, 1080 Brussels, Belgium	—	88.0	88.0
Zvezdara a.d. Beograd	Zivka Davidovica 64, Belgrade, Serbia	68.2	68.2	—

(1)	Newly created or acquired company during 2012.
(2)	In liquidation.
(3)	Sold in February 2013 (classified as held for sale in 2012).
(4)	Merged into a group company during 2012.
(5)	Sold in February 2012.
(6)	Liquidated in 2012.

B.	Joint Ventures - Proportionally Consolidated

		Ownership Interest in %
		2012	2011	2010
P.T. Lion Super Indo, LLC	Menara Bidakara 2, 19th Floor Jl. Jend. Gatot Soebroto Kav. 71 -73 Pancoran, Jakarta Selatan 12870, Indonesia	51.0	51.0	51.0